THE CHARLES SCHWAB CORPORATION

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated February 24,  2014, relating to the consolidated financial statements and financial statement schedule of The Charles Schwab Corporation and the effectiveness of The Charles Schwab Corporation’s internal control over financial reporting appearing in this Annual Report on Form 10-K of The Charles Schwab Corporation for the year ended December 31, 2013.

Filed on Form S-3:

Registration Statement No. 333-178525	(Debt Securities, Preferred Stock, Depository Shares, Common Stock, Purchase Contracts, Warrants, and Units Consisting of Two or More Securities)

Filed on Form S-8:

Registration Statement No. 333-192893	(The Charles Schwab Corporation Financial Consultant Career Achievement Award Program)

Registration Statement No. 333-189553	(The Charles Schwab Corporation 2013 Stock Incentive Plan)

Registration Statement No. 333-175862	(The Charles Schwab Corporation 2004 Stock Incentive Plan)

Registration Statement No. 333-173635	(optionsXpress Holdings, Inc. 2008 Equity Incentive Plan, optionsXpress Holdings, Inc. 2005 Equity Incentive Plan, and optionsXpress, Inc. 2001 Equity Incentive Plan)

Registration Statement No. 333-144303	(The Charles Schwab Corporation Employee Stock Purchase Plan)

Registration Statement No. 333-131502	(The Charles Schwab Corporation Deferred Compensation Plan II)

Registration Statement No. 333-101992	(The Charles Schwab Corporation 2004 Stock Incentive Plan)

Registration Statement No. 333-71322	(The SchwabPlan Retirement Savings and Investment Plan)

Registration Statement No. 333-63448	(The Charles Schwab Corporation 2004 Stock Incentive Plan)

Registration Statement No. 333-47107	(The Charles Schwab Corporation 2004 Stock Incentive Plan)

Registration Statement No. 333-44793	(Charles Schwab Profit Sharing and Employee Stock Ownership Plan)

/s/ Deloitte & Touche LLP
San Francisco, California
February 24, 2014